Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the inclusion in this Registration Statement on Form S-1 of our report dated November 15, 2024 with respect to the audited financial statements of Harvard Ave Acquisition Corporation (the “Company”) as of September 30, 2024 and for the period from August 15, 2024 (inception) through September 30, 2024.

We also consent to the references to us under the heading “Experts” in such Registration Statement.

/s/ MaloneBailey, LLP

www.malonebailey.com

Houston, Texas

February 11, 2025